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                                                                   Exhibit 11.01


                              CARDINAL HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                    Three Months Ended September 30,
                                                                     1997                      1996
                                                               -----------------         -----------------

      PRIMARY:

      Net earnings                                             $         54,230          $         41,401
                                                               =================         =================

      Average shares outstanding                                        109,092                   104,272

      Dilutive effect of stock options                                    1,685                     1,673
                                                               -----------------         -----------------

      Weighted average number of Common
        Shares outstanding                                              110,777                   105,945
                                                               =================         =================

      Primary earnings per Common Share                        $           0.49          $           0.39
                                                               =================         =================

      FULLY DILUTED:

      Net earnings                                             $         54,230          $         41,401
                                                               =================         =================

      Average shares outstanding                                        109,092                   104,272

      Dilutive effect of stock options                                    1,848                     1,878
                                                               -----------------         -----------------

      Weighted average number of Common
        Shares outstanding                                              110,940                   106,150
                                                               =================         =================

      Fully diluted earnings per Common Share                  $           0.49          $           0.39
                                                               =================         =================


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